Exhibit 10.70
October 15, 2008
Mariner Partners, Inc.
500 Mamaroneck Avenue
4th Floor
Harrison, New York 10528
Re: 409A Correction for Amended and Restated Voting Agreement
Gentlemen:
Reference is made to (a) the Amended and Restated Voting Agreement dated as of October 12, 2005, a copy of which is attached hereto as Exhibit A (the “Amended and Restated Voting Agreement), and (b) the Amended and Restated Voting Agreement dated as of October 15, 2008, a copy of which is attached hereto as Exhibit B (the “2008 Voting Agreement).
Whereas, the undersigned recognize that the Amended and Restated Voting Agreement and the 2008 Amended and Restated Voting Agreement are identical except for their different grant dates for the stock options granted therein, and
Whereas, the undersigned mutually agree that, in order to better establish an exemption from Code Section 409A, it is desirable to execute the 2008 Amended and Restated Voting Agreement as a replacement for the stock option granted pursuant to the Amended and Restated Voting Agreement.
In consideration of the foregoing (which the parties acknowledge to be due and adequate consideration for the terms of this letter agreement), the undersigned hereby agree that, effective immediately upon the execution of this letter agreement by you and the Participating Shareholders (i) the 2008 Amended and Restated Voting Agreement shall become effective and the option contained therein shall become exercisable by you in accordance with its terms, and (ii) the Amended and Restated Voting Agreement will terminate and become null and void, and your right to exercise the option contained therein, whether vested or unvested, shall immediately, irrevocably, and permanently terminate.
This letter agreement may be signed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.
[Signature page follows]

Date: October 15, 2008		PARTICIPATING SHAREHOLDERS

ACKNOLWEDGED AND AGREED:		/s/ Mark W. Blackman

Mark W. Blackman
80 Deepwood Road
MARINER PARTNERS, INC.		Darien, CT 06820

LIONSHEAD INVESTMENTS LLC

By:	/s/ William J. Michaelcheck

		By:	/s/ John N. Blackman, Jr.

John N. Blackman, Jr.

		By:	/s/ Kathleen Blackman

Kathleen Blackman

/s/ Robert G. Simses

Robert G. Simses
(as trustee of the Louise Blackman Trusts)